Exhibit No. 10
INDEMNIFICATION AGREEMENT
AGREEMENT dated as of [Date], between Digi International Inc., a Delaware corporation (the “Company”), and [Name] (the “Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and
WHEREAS, Indemnitee is or wishes to serve as a director and/or officer of the Company; and
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment; and
WHEREAS, Article V of the By-Laws of the Company requires the Company to indemnify and advance expenses to its directors and officers to the full extent authorized and permitted by the Delaware General Corporation Law, and allows for the provision of additional indemnification rights to directors or officers by separate agreement; and
WHEREAS, Indemnitee has been serving and continues to serve, or will serve, as an officer of the Company in part in reliance on such By-Laws; and
WHEREAS, Delaware law contains a provision stating that the indemnification provisions of Delaware law are not to be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any By-Law of the Company, any agreement or otherwise; and
WHEREAS, Article V of the Company’s By-Laws provides that the indemnification and expense advances provided by or granted pursuant to Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or expense advances may be entitled under any agreement; and
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to encourage Indemnitee’s service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) authorized and permitted by law and the Company’s By-Laws, and to such extent as may be provided for in this Agreement; and
WHEREAS, to the extent insurance is maintained the Company wishes to provide in this Agreement for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;
NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service or continued service to the Company directly or, at its request, to any other Enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1. CERTAIN DEFINITIONS. Capitalized words not otherwise defined herein shall have the following meanings:
a. “Change in Control” shall be deemed to have occurred if:
(i) a majority of the directors of the Company shall be persons other than persons (A) who were directors of the Company at the date hereof, (B) for whose election proxies shall have been solicited by the Board of Directors, or (C) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by newly-created directorships or the death or resignation (but not removal) of a director; or

(ii) on or after the date hereof, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than the Company, a subsidiary of the Company or the person seeking indemnification, together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Act), or any group of persons acting in concert, not including the person seeking indemnification, acquires or becomes the beneficial owner (as so defined in Rule 13d-3), directly or indirectly, of twenty percent or more of the voting power represented by the Company’s then outstanding Voting Securities; or
(iii) the stockholders of the Company approve a definitive agreement or plan to (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company, or (2) a merger in which the Company is the surviving corporation and no outstanding Voting Securities of the Company (other than fractional shares) held by stockholders immediately prior to the merger are converted into cash, securities or other property), (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by stockholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for shares of another corporation, (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or (D) liquidate or dissolve the Company, unless a majority of the Voting Securities of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the person seeking indemnification or by a group of persons, including the person seeking indemnification, acting in concert; or
(iv) the Company enters into an agreement in principle or a definitive agreement relating to an event described in clause (i), (ii) or (iii) above which ultimately results in an event described therein, or a tender or exchange offer or proxy contest is commenced which ultimately results in an event described therein.
b. “Claim” shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party (including, without limitation, in the right of the Company), that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.
c. “Enterprise” shall mean any enterprise other than the Company, including any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
d. “Expenses” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.
e. “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of any other Enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
f. “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have been retained by or otherwise performed services for the Company or Indemnitee within the previous three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

g. “Reviewing Party” shall mean (i) any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (ii) Independent Legal Counsel.
h. “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.
2. BASIC INDEMNIFICATION ARRANGEMENT.
a. General Rules. Subject to the provisions of Section 8 hereof, in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent authorized and permitted by law, the Company’s By-Laws and the terms of this Agreement, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts reasonably paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts reasonably paid in settlement) of such Claim.
Notwithstanding the foregoing sentence, in no event shall Indemnitee be entitled to indemnification pursuant to this Agreement for any liability under Section 16(b) of the Act or under federal or state securities laws for “insider trading”, conduct on the part of Indemnitee finally adjudged as constituting active or deliberate dishonesty, willful fraud or willful illegality, or conduct on the part of Indemnitee finally adjudged as producing an unlawful personal benefit to Indemnitee; provided, however, to the extent any of the foregoing conduct is raised as a defense to indemnification of Indemnitee, such defense shall be permitted only as to Claims specifically and solely involving the foregoing, and to the extent the indemnification request also involves Claims or portions of Claims not involving the foregoing or as to which the foregoing are only a part, the extent of Indemnitee’s indemnification shall be governed by the provisions of Section 5 hereof.
If so requested by Indemnitee, and subject to the provisions of Section 8 hereof, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).
b. Conditions. Notwithstanding the provisions of Section 2(a) hereof:
(i) the obligations of the Company to indemnify Indemnitee pursuant to Section 2(a) hereof shall be subject to the condition that a Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, or under the Company’s By-Laws or this Agreement; and
(ii) the obligations of the Company to make an Expense Advance to Indemnitee pursuant to Section 2(a) hereof shall be subject to the condition that, if, when and to the extent that a Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, or under the Company’s By-Laws or this Agreement, the Company shall be entitled to reimbursement by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

c. Selection of Reviewing Party; Judicial Review. For purposes of Section 2(b) hereof, if there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by a Reviewing Party or if a Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Minnesota or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by a Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by a Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.
3. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, the Company’s By-Laws or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of such Independent Legal Counsel and to fully indemnify such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement, the Company’s By-Laws or any other agreement now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.
5. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of Delaware law, the Company’s By-Laws or this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts reasonably paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts reasonably paid in settlement) of a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith; provided, however, that if such indemnification shall be specifically determined to be unlawful, then Indemnitee shall be entitled to a fair apportionment of Expenses so that Indemnitee receives indemnification to the maximum extent lawful.
6. BURDEN OF PROOF. In connection with any determination by a Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7. NO PRESUMPTIONS. For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order or reasonable settlement (whether with or without court approval), shall create a presumption that Indemnitee is entitled to indemnification with respect to such Claim, action, suit or proceeding unless such judgment, order or settlement specifically provides or establishes that Indemnitee did not meet any particular standard of conduct or have any particular belief necessary to indemnification, or specifically states, in the case of a judgment or court-approved settlement, that the court has determined that indemnification is not permitted by applicable law. For purposes of this Agreement, the termination of any criminal action or proceeding by conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that the court in such action or proceeding has determined that indemnification is not permitted by applicable law. In addition, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, neither the failure of a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
8. NOTIFICATION OF ACTION, ETC.; ASSUMPTION BY COMPANY OF CONDUCT OR DEFENSE OF SAME.
a. Notification. Promptly after receipt by Indemnitee or the Company, of any notice or document respecting the commencement of any action, suit, proceeding, inquiry or investigation which names, involves or may involve Indemnitee relating to any matter concerning which Indemnitee may be entitled to indemnification or advancement of Expenses pursuant to this Agreement, Delaware law or the By-Laws of the Company, the party receiving such notice or document will promptly notify the other of the receipt of same; provided, however, that the failure on the part of Indemnitee to so notify the Company will not relieve the Company from any obligation or liability which it may have to Indemnitee for indemnification or advancement of Expenses pursuant to this Agreement, Delaware law or the By-Laws of the Company.
b. Expense Advance; Assumption of Conduct or Defense. With respect to any such action, suit, proceeding, inquiry or investigation:
(i) if Indemnitee intends to request an Expense Advance, Indemnitee will provide the Company with three (3) business days’ prior notice of Indemnitee’s intention to incur Expenses and seek an Expense Advance and shall meet with an executive officer of the Company during such three-day period to discuss Indemnitee’s incurring of Expenses if requested to do so; and
(ii) except as otherwise provided below, to the extent that it may deem desirable, the Company, individually, or jointly with any other indemnifying party, may assume the conduct or defense of such action, suit, proceeding, inquiry or investigation; provided, however, that if the Company elects to assume the conduct or defense thereof, it will notify Indemnitee of its choice of legal counsel and offer Indemnitee an opportunity to discuss such choice of legal counsel with one of the Company’s executive officers. After notice from the Company to Indemnitee of the Company’s election to assume the conduct or defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal fees or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, except as otherwise approved by the Company or as provided below in clauses (A), (B) and (C) of this Section 8(b)(ii). Upon the Company’s assumption of the conduct or defense of such action, suit, proceeding, inquiry or investigation as provided herein, Indemnitee shall have the right to employ counsel to represent Indemnitee in such action, suit, proceeding, inquiry or investigation but the fees and expenses of such counsel incurred after the Company’s assumption of the conduct or defense thereof shall be at the expense of Indemnitee unless (A) there has been a Change in Control of the Company, or (B) Indemnitee has reasonably concluded that there is a material conflict of interest between the Company and Indemnitee in the conduct or defense of such action, suit, proceeding, inquiry or investigation, and a Reviewing Party appointed by Indemnitee has concurred in Indemnitee’s conclusion, or (C) the Company has not in fact employed counsel in a timely manner to assume the conduct or defense of such action, suit, proceeding, inquiry or investigation, in each of which cases the Expenses of Indemnitee shall be advanced or reimbursed in accordance with the provisions of this Agreement. The Company shall not settle any action, suit, proceeding, inquiry or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

9. NONEXCLUSIVITY, ETC. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the provisions of the Company’s By-Laws, the Delaware General Company Law or otherwise. To the extent that a change in the Delaware General Company Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the provisions of the Company’s By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that this Agreement creates greater benefits for Indemnitee than are permitted under the Company’s By-Laws or Delaware law, it is the intent of the parties hereto that this Agreement shall be deemed controlling. To the extent that there is a conflict between the Company’s By-Laws or the provisions of this Agreement, it is the desire of the parties hereto that such conflict be resolved by affording Indemnitee the broadest indemnification permissible under Delaware law, the Company’s By-Laws or the provisions of this Agreement.
10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.
11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
12. ATTRIBUTION OF OTHERS’ ACTIONS OR CONDUCT. In connection with determinations respecting Indemnitee’s rights to indemnification and Expense Advances pursuant to Delaware law, the Company’s By-Laws or this Agreement, or Indemnitee’s rights to any other benefits conferred thereunder, the actions or conduct of other persons, including officers of the Company or other members of the Company’s Board of Directors, shall not be attributed to Indemnitee absent specific proof that Indemnitee has actual knowledge of such actions or conduct and specifically approved such actions or conduct in writing or at a properly called meeting at which minutes of proceedings were kept and votes of participants recorded.
13. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all necessary documents and take all necessary action to enable the Company to exercise such rights.

15. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.
16. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company, or as a director, officer, employee, trustee, agent or fiduciary of any other Enterprise at the Company’s request.
17. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DIGI INTERNATIONAL INC.
By

[Indemnitee]